Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of Clearwire Corporation and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 11th day of April, 2013.

CREST FINANCIAL LIMITED

by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Executive Vice President, Secretary and Treasurer

CREST INVESTMENT COMPANY

by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Executive Vice President, CFO and Treasurer

JAMAL AND RANIA DANIEL REVOCABLE TRUST

by	/s/ Jamal Daniel
Name: Jamal Daniel
Title: Trustee

JAMAL DANIEL

by	/s/ Jamal Daniel
Name: Jamal Daniel

RANIA DANIEL

by	/s/ Rania Daniel
Name: Rania Daniel

DTN LNG, LLC

by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Manager, President, Secretary and Treasurer

DTN INVESTMENTS, LLC

by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Manager, President, Secretary and Treasurer

DARIA DANIEL TRUST

by	/s/ John M. Howland
Name: John M. Howland
Title: Trustee

THALIA DANIEL TRUST

by	/s/ John M. Howland
Name: John M. Howland
Title: Trustee

NAIA DANIEL TRUST

by	/s/ John M. Howland
Name: John M. Howland
Title: Trustee

JOHN M. HOWLAND

by	/s/ John M. Howland
Name: John M. Howland

ERIC E. STOERR

by	/s/ Eric E. Stoerr
Name: Eric E. Stoerr

HALIM DANIEL 2012 TRUST

by	/s/ Michael Wheaton
Name: Michael Wheaton
Title: Trustee

HALIM DANIEL

by	/s/ Halim Daniel
Name: Halim Daniel

MICHAEL WHEATON

by	/s/ Michael Wheaton
Name: Michael Wheaton

UNITEG HOLDING SA

by	/s/ Luis Bosque
Name: Luis Bosque
Title: President

CREST SWITZERLAND LLC

by	/s/ Pamela E. Powers
Name: Pamela E. Powers
Title: Manager